STOCK OPTION AGREEMENT, made as of the 12th day of August, 2014, between KINGSTONE COMPANIES, INC., a Delaware corporation (the “Company”), and BARRY B. GOLDSTEIN (the “Optionee”).
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WHEREAS, simultaneously herewith, the Company and the Optionee are entering into Amendment No. 5, dated as of the date hereof, to the Employment Agreement, dated October 16, 2007, between the Company and the Optionee (the “Employment Agreement”);

WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee the right and option to purchase shares of Common Stock of the Company under and pursuant to the terms and conditions of the Company’s 2005 Equity Participation Plan (the “Plan”) and upon and subject to the following terms and conditions:

1. GRANT OF OPTION.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase up to Two Hundred Thousand (200,000) shares of Common Stock of the Company (the “Option Shares”) during the following periods:

(a) All or any part of Sixty-Two Thousand Five Hundred (62,500) shares of Common Stock may be purchased during the period commencing on the date hereof and terminating at 5:00 P.M. on August 12, 2019 (the “Expiration Date”).

(b) All or any part of Sixty-Two Thousand Five Hundred (62,500) shares of Common Stock may be purchased during the period commencing on August 12, 2015 and terminating at 5:00 P.M. on the Expiration Date.

(c) All or any part of Sixty-Two Thousand Five Hundred (62,500) shares of Common Stock may be purchased during the period commencing on August 12, 2016 and terminating at 5:00 P.M. on the Expiration Date.

(d) All or any part of Twelve Thousand Five Hundred (12,500) shares of Common Stock may be purchased during the period commencing on August 12, 2017 and terminating at 5:00 P.M. on the Expiration Date.

2. NATURE OF OPTION.  The Option is not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to “incentive stock options”.

3. EXERCISE PRICE.  The exercise price of each of the Option Shares shall be Six Dollars and Seventy-Three Cents ($6.73) (the “Exercise Price”).  The Company shall pay all original issue or transfer taxes on the exercise of the Option.

4. EXERCISE OF OPTION.  The Option shall be exercised in accordance with the provisions of the Plan.  Pursuant to Section 13 of the Plan, the Optionee shall have the right to exercise the Option, in whole or in part, by having the Company reduce the number of Option Shares otherwise issuable by a number of shares having a fair market value (as defined in the Plan) equal to the Exercise Price of the Option being exercised.  As soon as practicable after the receipt of notice of exercise and payment of the Exercise Price as provided for in the Plan, the Company shall tender to the Optionee a certificate issued in the Optionee’s name evidencing the number of Option Shares covered thereby.

5. TRANSFERABILITY.  The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee’s lifetime, shall not be exercisable by any person other than the Optionee.

6. TERMINATION OF EMPLOYMENT.  (a)  In the event, during the Term and within eighteen (18) months subsequent to a Change of Control, the Optionee’s employment is terminated by the Company other than for Cause or by the Optionee for Good Reason, then, that portion of the Option that had not yet vested as of the termination date in accordance with Paragraph 1 hereof shall become immediately exercisable and shall remain exercisable until the first anniversary of the termination date notwithstanding such termination of employment.

(b) In the event, during the Term, the Optionee’s employment is terminated by the Company other than for Cause or by the Optionee for Good Reason (whether subsequent to a Change of Control or otherwise), then, that portion of the Option that had vested as of the termination date in accordance with Paragraph 1 hereof shall remain exercisable until the first anniversary of the termination date notwithstanding such termination of employment.

7. INCORPORATION BY REFERENCE.  The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

8. NOTICES.  Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, 15 Joys Lane, Kingston, New York 12401, Attention: Chief Financial Officer and to the Optionee at the address indicated below.  Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

9. BINDING EFFECT.  This Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

10. ENTIRE AGREEMENT.  This Stock Option Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

11. GOVERNING LAW.  This Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law rules thereof.

12. EXECUTION IN COUNTERPARTS. This Stock Option Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

13. FACSIMILE AND EMAIL SIGNATURES.  Signatures hereon which are transmitted via facsimile or email shall be deemed original signatures.

14. INTERPRETATION; HEADINGS.  The provisions of this Stock Option Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.  The headings and captions under sections and paragraphs of this Stock Option Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Stock Option Agreement.

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the day and year first above written.

KINGSTONE COMPANIES, INC.

By:_________________________________
      Victor Brodsky
      Chief Financial Officer

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Signature of Optionee

Barry B. Goldstein
Name of Optionee

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Address of Optionee